EXHIBIT 10(iii).9

                 PERSONAL INJURY SETTLEMENT AGREEMENT
                 ====================================


      This Personal Injury Settlement Agreement (hereafter the
"Agreement") is entered into by E. Brian Smith (hereafter
"Smith"), an individual, and International Technology
Corporation, a Delaware corporation, and its subsidiaries and affiliates (collectively referred to as the "Company").

                               RECITALS:
                              ==========
      A.   WHEREAS, although job performance is not an issue in
this controversy, a controversy has arisen between Smith on the one hand and the Company on the other hand arising out of the termination of Smith in his capacity as President and Chief Operating Officer of the Company.
      B. WHEREAS, Smith contends that the actions of the Company in causing his termination as President of the Company have caused him to suffer personal injury damages including emotional distress.
      C. WHEREAS, the Company denies Smith's claims and asserts that it and all of its officers, directors, representatives and employees have acted lawfully and in good faith at all times as regards Smith, and
      D. WHEREAS, the Company and Smith desire to bring all controversies between them to a conclusion, settle their differences, and avoid the cost of prosecution and defense of all tort and workers' compensation claims for personal injuries arising from or following notification by Smith of his termination from the position of President and Chief Operating Officer and of the Company's desire to terminate his employment. For all these reasons, the parties make the following Personal Injury Settlement Agreement ("Agreement").

      NOW, THEREFORE, in consideration of the aforementioned recitals and mutual covenants and conditions set forth below, Smith and Company agree as follows:

                               AGREEMENT
                               =========

      1. Personal Injury Claims. In full settlement of any and all tort, and workers' compensation claims for personal injuries of any kind which may have been brought by Smith, based upon actions of the Company up to and including the effective date of this Agreement, and that might have been asserted in litigation against the Company or any other individual or any other entity and further including all claims for attorneys' fees and costs allocable or attributable to being made whole for personal injuries to Smith, the parties agree as follows:
           a.    The Company shall pay to Smith without
deduction or offset the gross amount of $150,000 forthwith
after this Agreement becomes effective in accordance with paragraph 2.a. below. Of this amount, $50,000 is specifically allocated to the workers' compensation claims of Smith.
           b. On July 21, 1988, the Compensation Committee of the Board of Directors approved an extension of an interest-free loan to enable Smith to relocate his personal residence. The loan is secured by a deed of trust on his personal residence. The Company and Smith agreed that, commencing on December 31, 1989 and on each December 31 thereafter, ten percent of the original principal amount will be forgiven by the Company, provided Smith is then employed by the Company.
As a part of this Agreement the prior Agreement is amended and any amount remaining unpaid or unforgiven with regard to this loan on the date of execution of this Agreement will be forgiven by the Company and the deed of trust will be released and reconveyed to Smith.
           c. At such time as the Company shall no longer be obligated to pay Smith's membership dues in the Big Canyon Country Club, but in any event no earlier than January 1,
1994, Smith shall have the option either to direct the Company to transfer to him the ownership of the Big Canyon Country
Club membership or, if Smith does not so direct, the Company shall pay to Smith the sum of $102,000. If Smith elects to direct the Company to transfer to him the ownership of the Big Canyon Country Club membership, and if the average cost of such memberships during the preceding quarter in which memberships were sold exceeds $120,000, then as a condition of the Company's obligation to transfer the ownership of the Big Canyon Country Club membership to Smith, Smith shall pay to the Company 85 percent of the difference between the average cost referred to above and $120,000.
                 The Company and Smith agree that the
consideration set forth above and elsewhere in this Agreement represents a fair and reasonable compromise of disputed personal injury and workers' compensation claims.  The
foregoing excludes payment for allegedly lost compensation on any theory of pleading or litigation and said payment shall not be construed in any way to represent exemplary and/or
punitive damages.
      2.   Payment Schedule.
           Payments shall be made as follows:
           a. With respect to paragraph 1.a. above, on the eighth day following the date of signing this Agreement (the "Effective Date"), unless this Agreement has been revoked by Smith pursuant to Smith's Execution and Acknowledgment of this Agreement, the Company shall make two payments to Smith: One in the gross amount of $100,000 and one in the amount of
$50,000 pursuant to the Compromise and Release, if then approved. If the Compromise and Release has not by then been approved such payment shall be made as an advance under the Compromise and Release. To effectuate this settlement, Smith agrees to execute a separate Compromise and Release pursuant to the procedures of the Workers' compensation Appeals Board (the "Board"). The Compensation and Release shall be essentially in the form set forth in Attachment A and incorporated herein by this reference. In the event that the Board does not approve the amounts agreed to be allocated as set forth above, the amount approved by the Board shall be allocated to Smith's workers' compensation claims, and the remaining portion of the total sum shall be allocated to be remaining personal injury and emotional distress claims released hereunder. The Company and Smith agree to use their best efforts to cause the Compromise and Release to be approved by the Board.
           b. The balance due on the loan described at paragraph 1.b. above will be forgiven by the Company and the deed of trust will be released and reconveyed to Smith as soon as possible following the Effective Date.
           c. Smith may exercise his option described in 1.c. above during the time period described in 1.c. above provided, however, that in the event Smith does not elect to have the
Big Canyon Country Club membership transferred to him within thirty (30) days following the date the Company ceases to be obligated to pay Smith's membership dues in such club, the $102,000 payment to Smith in lieu of such transfer shall be paid to Smith upon the expiration of such thirty (30) day period, or earlier if Smith notifies the Company of his selection of the payment option, but in any event not earlier than January 31, 1994, and Smith shall at the time of payment reconvey such club membership to Company or, at Company's option, list such membership for sale and irrevocably assign to the Company the proceeds of the sale.
                 There shall be no withholding or deduction from any amount or transfer described in this paragraph 2, as such payments are deemed by Smith to be excludable from federal income tax under the provisions of Section 104(a)(1) of the Internal Revenue Code.
      3. Taxes. Responsibility for any and all tax payments with respect to payments made pursuant to this Agreement shall be borne by Smith and not by Company. In the event that any taxing or governmental authority asserts, imposes, or inquires into any tax liability, interest or penalties in connection with this payment, the Company agrees to immediately notify Smith, and agrees further to give Smith the first option to defend, compromise, or otherwise deal with the issue.
           Smith agrees to indemnify and hold the Company harmless against any tax liability, interest, or penalties hereon and any legal fees necessarily incurred by the Company which may be attributable to the characterization of this payment by the IRS, the taxing authorities of the State of California or the courts for tax purposes. This indemnity, however, shall not extend to any fines or penalties imposed upon the Company due solely to its decision, if any, that no Form 1099 need be filed in connection with this settlement or the compensation paid hereunder.
      4. Assignments. Smith represents, as a material inducement of this Agreement, that he is authorized to enter into this Agreement as to all claims and that he has not assigned his right, title or interest in any such claims of payments thereof to any person or entity.
      5. Mutual Release. The parties hereby and forever release and discharge each other and present parents, subsidiaries, and related corporations, as well as the successors, shareholders, officers and directors of corporate shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, spouses, attorneys, and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, including, but not limited to,
(i) all tort claims for personal injuries relating to or
arising out of his removal as President of the Company, and
any conduct of the Company since his removal, and (ii) any claims for attorneys' fees allegedly attributable to claims for relief of personal injuries whether or not any of the tort claims for personal injuries hereby released was heretofore brought before any State of Federal agency or Court or any other governmental entity. The mutual releases granted herein are with respect to matters existing as of the effective date of this Agreement.
      6.   Dismissal with Prejudice.  Smith hereby instructs
his attorneys to take all necessary action to obtain a
dismissal with prejudice of any and all litigation between him and Company or any other individual or entity released by him in Paragraph 5 of this Personal Injury Settlement Agreement
that he may have commenced, whether referred to herein or not, and Smith agrees to cooperate in making court filings and taking other action to that end.
      7. Confidentiality. The parties agree to hold the provisions of this Personal Injury Settlement Agreement and subject matter of the controversy resolved by this Personal Injury Settlement Agreement confidential except as may be required to satisfy the Company's public disclosure or financial or accounting requirements on the following terms:
      (a)  Smith and Company agree not to make the terms of
this Personal Injury Settlement Agreement public except (i) as absolutely required and only to the extent necessary to prosecute or defend any future dispute between them; (ii) as absolutely required an only to the extent necessary to secure compliance with or enforcement of the terms of this Agreement;
(iii) upon lawful inquiry by governmental agencies, (iv) in response to lawful discovery in litigation or lawful subpoena or court order, or (v) as absolutely required by Smith in connection with obtaining financing for development of any business or with respect to obtaining employment. The party receiving inquiry under subparagraph (iii) or discovery under subparagraph (iv) or contemplating disclosure pursuant to subparagraphs (i), (ii) or (v) shall notify the other party reasonably in advance of any contemplated disclosure so that such other party shall have an opportunity to appear and/or assert his or its legitimate interest in the matter.
      (b) Nothing in this Personal Injury Settlement Agreement shall be construed to affect the obligations of the parties to testify truthfully upon lawful inquiry by governmental agencies; or in response to a lawful discovery request in litigation, lawful subpoena, or court order.
      8. Known and Unknown Claims. Smith and Company understand and expressly agree that this Agreement extends to all personal injury claims of every nature and kind, known or unknown, suspected or unsuspected, direct or derivative, vested or contingent, past, present or future, arising from or attributable to any allegedly unlawful act or omission or employment practice of Company or any of its past or present affiliated entities of Smith or any of their respective past or present officers, directors, agents, employees, attorneys or representatives occurring prior to the date of this Agreement, whether or not set forth in any claim, charge, complaint, or pleading referred to herein, and that any and all rights granted to Smith and Company under Section 1542 of the California Code or Civil Code or any analogous federal or state or local law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:
      "A general release does not extend to claims which
      the creditor does not know or suspect to exist in
      his favor at the time of executing the release,
      which if known by him must have materially affected
      his settlement with the debtor."
      9. Binding Effects. Smith and Company understand and expressly agree that this Agreement shall bind and benefit the officers, directors, representatives, agents, attorneys, employees, successors and assigns of Company and its past or present affiliated entities and the representatives, attorneys, spouse, heirs and assigns of Smith.
      10. Entire Agreement. Smith and Company each represent, understand, and expressly agree that this Personal Injury Settlement Agreement sets forth all of the agreements, covenants and understandings of the parties with respect to
the personal injury and workers' compensation claims of Smith. The parties are entering into a separate agreement with respect to Smith's severance compensation, benefits, age discrimination and other claims. No other agreements or covenants will be binding upon the parties unless set forth in writing signed by the parties or their authorized representatives, and each of the parties is authorized to make the representations and agreements herein set forth by or on behalf of each such party.
      11. Invalid Provisions. If any provision of this Personal Injury Settlement Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Personal Injury Settlement Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Personal Injury Settlement Agreement are declared to be severable.
      12. Recitals and Paragraph Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and paragraph headings are used herein for convenience only, are no part of this Agreement and shall not be used in interpreting or construing it.
      13. Additional Documents. The parties will execute all such further and additional documents and undertake all such actions as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.
      14.  Costs and Attorneys' Fees.  Each party is to bear
its own costs and attorneys' fees incurred in connection with the matters resolved by this Agreement and in connection with the negotiation and preparation of this Agreement. However, in the event of litigation or arbitration relating to or for the enforcement of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs actually incurred.
      15. California Law. This Personal Injury Settlement Agreement shall be governed by the laws of the State of California, and shall be construed according to its fair meaning and not for or against any party.
      16. Counterparts. This Personal Injury Settlement Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall
constitute one and the same instrument.
      17. Legal Advice. Each party has received independent legal advice from his or its attorneys with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement and with respect to the meaning of California Civil Code
Section 1542.
      18. Obligations of the Parties which Survive Smith's Death. The following obligations of the either party, and no others, shall survive Smith's death: paragraph 1, paragraph
2, paragraph 3, paragraph 5, paragraph 7, paragraph 8,
paragraph 9, paragraph 10, paragraph 11, paragraph 12,
paragraph 13, paragraph 14, paragraph 15, paragraph 18, paragraph 19, paragraph 20, paragraph 21, paragraph 22, and
paragraph 23.          19.  Arbitration.  Except in connection
with an action by the Company or Smith for temporary or preliminary injunctive or other such equitable relief pending arbitration, any controversy, dispute, or claim between the parties to this Agreement or any party released pursuant to it, including any claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement shall be settled, at the request of either party, by arbitration conducted in Los Angeles, California, in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof. Unless the parties agree otherwise, the arbitrators shall be members of the National Academy of Arbitrators or retired judges of the Superior Court of the Court of Appeal.
The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable and that it provide the exclusive remedy with respect to all disputes within its scopes.
      20. Factual Investigation. Each party to this Agreement has made such investigation of the facts pertaining to this matters resolved by this Agreement and of all the matters pertaining thereto as he or it deems necessary.
      21. Later Discovered Facts. Each party hereto is aware that he or it may hereafter discover claims or facts in addition to or different from those he or it now knows or believes to be true with respect to the matters resolved herein. Nevertheless, it is the intention of each party to fully, finally and forever settle and release all such matters and all claims relative thereto which may exist or may heretofore have existed between them.
      22. Construction of Agreement. Each party has cooperated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.
      23. No Admissions. This Agreement effects the settlement of claims which are denied, disputed and/or contested and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party. Each of the parties hereto denies any liability in connection with any claim and intends merely to avoid the uncertainties and costs of litigation and buy his or its peace.
      24.  Smith and Company's Understanding.
      THE PARTIES TO THIS AGREEMENT FURTHER STATE THAT THEY
HAVE CAREFULLY READ THIS AGREEMENT AND THAT IT HAS BEEN FULLY EXPLAINED TO THEM BY THEIR ATTORNEYS AND THAT THEY FULLY UNDERSTAND ITS FINAL AND BINDING EFFECT; THAT THE ONLY
PROMISES MADE TO THEM TO SIGN THE AGREEMENT ARE THOSE STATED ABOVE, AND THAT THEY ARE SIGNING THIS AGREEMENT VOLUNTARILY.
      25. Board Approvals. The Company represents that this Agreement has been approved by its Board of Directors by resolution adopted by a majority of its directors.
      26. Effective Date of Agreement. This Agreement shall not become effective, and the Company's obligations shall not arise, until Smith's period to revoke has expired without Smith's having revoked this Agreement. A revocation of Smith's Separation Agreement shall operate as a revocation of this Agreement and vice versa.

EXECUTION AND ACKNOWLEDGMENT BY E. BRIAN SMITH
==============================================
      I received this Personal Injury Settlement Agreement on
October       , 1993.  I understand that I have had twenty-one
(21) days thereafter within which to consider this Agreement with my legal counsel. I freely choose to sign this Personal
Injury Settlement Agreement on October       , 1993.  I
understand that I will have seven (7) days thereafter within which to revoke my acceptance of this Personal Injury Settlement Agreement and that the Personal Injury Settlement Agreement shall not be effective under the expiration of that
seven (7) day period.  Executed at                        ,
California, this ___ day of October, 1993.


                                          E. BRIAN SMITH



EXECUTION AND ACKNOWLEDGMENT BY INTERNATIONAL TECHNOLOGY
CORPORATION
==============================================================
Dated:     October       , 1993
At:        Torrance, California

INTERNATIONAL TECHNOLOGY CORPORATION

By:
      Murray Hutchison
      Its: Chairman of the Board

APPROVED AS TO FORM AND SUBSTANCE:

Date:  October       , 1993
Robert Ridley, Attorney for
E. Brian Smith



Date:  October        , 1993 ____________________
James N. Adler, Attorney
for International
Technology Corporation

                      ADDITIONAL CONSIDERATION
                       ========================

      In order to induce International Technology Corporation (the "Company") to enter into the foregoing Personal Injury Settlement Agreement, I agree to forever release and discharge the Company and the past and present parent, subsidiary, and related corporations of the Company as well as the successors, shareholders, officers and directors of corporate shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of my husband by the Company, the separation of that employment, and any dealings between the parties concerning my husband's employment or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations to be performed hereunder. This release is intended to apply to any and all claims (other than claims based on common law contract theories or state or federal statutory or constitutional law theories) based on tort theories involving personal injury.

      Executed this ____ day of October ___, 1993.




                                  LaVonne Smith

                        SEPARATION AGREEMENT
                         ====================

      This Separation Agreement (hereafter the "Agreement"), is entered into by E. Brian Smith (hereinafter "Smith"), an individual, and International Technology Corporation, a Delaware corporation, and its subsidiaries and affiliates
(collectively referred to as the "Company").

                               RECITALS
                               ========

      E. WHEREAS, Smith has been employed by the Company, has held the position of President and Chief Operating Officer of the Company principally supervising the Company's daily operations, and has served as an officer and director of numerous of its subsidiaries;

      F. WHEREAS, effective July 28, 1992, Smith has decided to resign his position as President of the Company and all of his other officer and director positions with the Company and all of its subsidiaries;

      G. WHEREAS, Smith and the Company wish to finally and forever resolve all matters between them relative to Smith's employment (Smith's job performance is not an issue in dispute between Smith and Company) and his entitlement to severance pay and other additional forms of compensation and benefits, and to provide, for the termination of the employment relationships;

      NOW, THEREFORE, in consideration of the aforementioned recitals and the mutual covenants and conditions set forth below and in full settlement of any and all claims for allegedly lost compensation including, without limitation, all claims for back pay, severance pay, incentive compensation, accrued vacation pay, continuation of health or other benefits or any other payment in the nature of compensation including payments for violation of any law precluding discrimination on the basis of age allegedly attributable to Smith's employment by the Company, and any and all other claims (other than tort claims involving personal injuries or claims under workers compensation which are the subject of a separate agreement) which were or could have been raised by either party prior to the date of this Agreement, Smith and the Company hereby agree as follows:

                               AGREEMENT
                               =========

      1. Resignation and Termination of Employment. Smith has resigned as an officer and director of the Company and further has resigned all positions with any subsidiary or related company of the Company (including membership of the Board of any subsidiary or related companies or any committees thereof) effective July 28, 1992 and the Company has accepted Smith's resignations. Smith agrees to execute such documents as the Company may reasonably request in order to document such resignations. Smith's employment by the Company will terminate no later than October 15, 1994. Smith, however, may resign at any time prior thereto.

      2.   Salary, Vacation and Other Payments.

           a. Whether or not Smith resigns from employment prior thereto, the Company will continue to pay to Smith the gross amount of $14,583.33, semimonthly, less applicable deductions, through and including a final payment on October 15, 1994 of $14,583.33.

           b. Smith acknowledges that he has received payment for all accrued vacation and that since July 31, 1992, he has not, and will not, accrue further vacation.

      3. Benefits. Smith shall continue to be eligible to participate on the same basis as other senior executive employees in the following group benefits.

           a. Group Medical Insurance. The Company's group medical insurance plan and the corporate executive medical plan.

           b. Group Life Insurance. Ownership of the policy shall be transferred to Smith upon the earlier of the dates specified in paragraph 3.e.

           c.    Accidental Death and Dismemberment.

           d.    Long Term Disability Insurance.

           e. In each case, the Company's obligation to continue to pay the Company's share of the cost of these benefits (subparagraphs a. b. c. and d.) shall cease upon Smith's obtaining employment with another employer or October 15, 1994, whichever shall be sooner.

           f. IT Corporation Retirement Plan. So long as he remains an employee of the Company, Smith may continue to participate in the 401(k) portion of the Company's retirement plan. Commencing with the plan year beginning in 1994 with respect to the Company's retirement plan, no contribution by the Company shall be allocated to Smith's account. To facilitate Smith's continued participation in the 401(k) portion of the retirement plan, Smith, by executing this Agreement, is waiving any right which he may have to have the Company make a contribution on his behalf to any portion of the retirement plan with regard to any plan year beginning in 1994 and thereafter. Smith understands, however, that his entitlement to participate in the Company's contribution with regard to the plan year beginning in 1993 will be otherwise controlled by the plan.
           g. At the time Smith becomes 65 years of age, if there is a program of Company sponsored or provided medical, death or similar benefits then generally available to retirees and their spouses the Company will then make such program available to Smith and his spouse on the same basis, and subject to the same underwriting and other qualifications applicable to such plans, as are generally available to other retirees. Additionally, qualification requirements regarding length of service will be waived. In order to take advantage of this provision Smith must advise the Company in writing during the 30 day period which commences 60 days prior to his 65th birthday of his desire to participate in any such benefit plan unless the benefit plan itself specifies a longer notice period.

      4. Stock Options. The parties acknowledge that Smith has unexercised options covering 52,930 shares of common stock of the Company granted on May 18, 1989, 36,000 shares of common stock of the Company granted on November 14, 1991, and 15,000 shares of common stock of the Company granted on May 7, 1992 under the Company's 1983 Stock Incentive Plan (the "Plan"). Upon the termination of Smith's employment, all said options shall be fully vested in Smith notwithstanding any terms to the contrary in the stock option agreements evidencing said options; provided, however, the performance criteria of May 7, 1992, options must be met as a condition of their exercise. Smith shall have the right to exercise the options in accordance with the terms of the applicable Stock Option Agreements, as an employee until his resignation or January 31, 1995, whichever is later, and thereafter as if Smith had retired from the Company. In the event that the performance requirements of the May 7, 1992 stock option agreements are generally amended or deleted by the Company, the performance requirements of Smith's May 7, 1992 stock option agreement will be similarly amended or deleted so that the performance requirements in Smith's May 7, 1992 stock option agreement will be no less favorable than those generally applicable to other officers of the Company with regard to their May 7, 1992 stock option agreements as amended. The options may be exercised by Smith delivering to the Company shares of Common Stock of the Company owned by him, in accordance with the terms of the Plan and the policies of the Stock Option Committee administering the Plan. Smith agrees to pay any requisite withholding by check at the time of exercise.

      5. Club Memberships. The Company will reimburse Smith, so long as he remains a member in good standing, for the normal monthly dues of Big Canyon Country Club, The California Club and the Bankers Club, provided such payments shall not extend past October 15, 1994, or the date when Smith becomes employed by another employer, whichever is earlier, and Smith must pay all other charges, assessments, and expenses associated with such clubs. The Company shall continue to own the membership in Big Canyon Country Club, and Smith shall reconvey such membership to the Company on or before October 15, 1994 in accordance with a separate agreement between the parties unless Smith earlier exercises his option to receive such membership under any separate agreement.

      6. Office and Secretarial Support. The Company will continue, as it has since July 29, 1992, to provide Smith with the office he occupies on the effective date, together with secretarial support services as necessary until such time as he obtains employment by another employer or until October 15, 1994, whichever is earlier. Here, and elsewhere in this Agreement, Smith shall be deemed to have secured other employment if he becomes substantially employed or is substantially engaged by any other corporation or business entity including any such corporation or business entity as to which Smith is a principal, substantial investor, substantial stockholder or partner. Smith shall be deemed to be substantially employed or substantially engaged by any other corporation or business entity as soon as he is associated with any business and deriving income therefrom (other than occasional payments based upon hourly rated consulting services) which business has significant financing in place or which has significant financial resources and which is actively seeking customers or clients for its products or services or potential products or potential services. In the event the office being occupied by Smith becomes unavailable either because the Company closed its Irvine Office or because it legitimately needs such office for its other business needs, it shall provide Smith with a similar office and secretarial support service at the Company's executive office or at a different geographical comparable location in southern California. The Company shall continue to provide Smith with such office supplies as he shall reasonably require and as are consistent with support provided from July 28, 1992 to the date of this Agreement.

      7. Expenses. During the period July 26, 1993 through the conclusion of Smith's employment with the Company or October 15, 1994, whichever is earlier, the Company shall reimburse Smith, up to a maximum of $25,000 for his reasonable expenses. Any claim for fees or unreimbursed expenses for the period prior to July 26, 1993, are released as part of the settlement reflected by this Agreement, provided, however, the Company shall reimburse Smith, without regard to the limitations contained in this paragraph, for the monthly club membership dues referenced in paragraph 5 both with regard to the period prior to July 26, 1993 and thereafter in accordance with the provisions of paragraph 5. Any expenses incurred in connection with Smith's rendition of consulting services pursuant to the provisions of paragraph 8 hereof shall be in addition to such $25,000 maximum. All reimbursements to Smith pursuant to this paragraph 7 or paragraph 8 shall be made promptly upon properly documented request in accordance with the Company's normal practice.

      8.   Consulting Services.

           a. Smith agrees that so long as Smith is receiving payments under paragraph 2.a. of this Agreement he will, upon reasonable notice from the Company, provide consulting services to the Company at no charge other than reimbursement of reasonable expenses; provided such services do not exceed an aggregate of 200 hours.

           b. Upon the expiration of Smith's consulting obligations pursuant to subparagraph a. above, Smith agrees to consult with the Company at such times as the Company shall reasonably request and the Company shall pay Smith a mutually agreeable consulting fee.

           c. Smith shall be reimbursed for all reasonable out of pocket expenses incurred in connection with any consulting services rendered pursuant to this paragraph 8. Reasonable expenses shall be of the same type, class, and nature as previously provided in accordance with the Company's policy for Smith's previous position as President and Chief Operating Officer.

           d. During the period of any consulting as provided in this paragraph 8, Smith shall be:

                 i.    Covered by business and accident travel
      insurance which is either the same or reasonably equivalent to that provided by the Company for the benefit of its senior executives, and

                 ii. To the extent that Smith is not otherwise covered by any insurance policy maintained by the Company, the Company shall be responsible for providing a defense to, and indemnifying, Smith, to the same extent and under the same conditions as if he were an officer of the Company, with respect to any litigation including any third party litigation or other proceeding arising from his lawful activities on behalf of the Company as President or in any other previous capacity and the discharge of his duties as an employee or a consultant to the Company as may be requested by the Company.

      9. Sole Entitlement. Smith agrees that except for payments to settle his claims for personal injuries, his sole entitlement to compensation, payments of any kind, monetary and/or non-monetary benefits and/or perquisites with respect to his employment with, his services rendered to and all other matters between Smith and the Company and the subsidiary or affiliated corporations of the Company, is as expressly set forth in the Agreement. It is expressly agreed that the Severance Benefit Agreement dated February 22, 1988 by and between Smith and Company is hereby terminated effective as of the effective date and is of no force and effect whatsoever.

      10. Releases by Smith. Except for his claims against the company for damages suffered by reason of personal injuries, which claims are the subject of a separate agreement and release, Smith does hereby and forever release and discharge the Company and the past and present parent, subsidiary and affiliated corporations of the Company as well as the successors, shareholders, officers and directors of corporate shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demand of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, whether statutory or common law, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of Smith by the Company, the separation of that employment and any dealings between the parties concerning Smith's employment or any other matter existing prior to the date of execution of this Agreement, excepting only those personal injury claims as noted above and obligations to be performed hereunder. This release is intended to apply to any claims arising from federal, state or local laws including those which prohibit discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or any other form of discrimination, any common law claims of any kind whatever, any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, incentive compensation, health insurance, disability or medical insurance or any other fringe benefit or compensation, and all rights and claims arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), or pertaining to ERISA regulated benefits.

      You understand that by agreeing to this settlement agreement you are specifically waiving the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state or federal law or regulation. Said Section 1542 of the California Civil Code reads as follows:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
      THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
      HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
      WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."
      You also agree as part of this settlement to cooperate with WPH in connection with any issues which may arise as to which you are particularly knowledgeable as a result of your employment by WPH by making yourself reasonably available to consult with WPH. This agreement to cooperate shall also extend to our attorneys in the event of any litigation involving WPH. With respect to any such litigations, in the event you are named as a defendant by any party thereto, you shall be entitled to be indemnified against any third party claims and will be provided with the costs of defending any such litigation to the same extent as if you were still employed by WPH.


      In entering into this settlement agreement each of us is representing that we have made such investigation of the facts pertaining to the matters resolved by this Agreement and of all the matters pertaining thereto as he or it deems necessary and that each of us hereto is aware that he or it may hereafter discover claims or facts in addition to or different from those he or it now knows or believes to be true with respect to the matters resolved herein. Nevertheless, it is the intention of each party to fully, finally and forever settle and release all such matters and all claims relative thereto which may exist or may heretofore have existed between them.

      The waiver of the federal Age Discrimination in the Employment Act is included in this agreement is given only in exchange for consideration in addition to anything of value to which you are already entitled. The waiver set forth below does not waive rights or claims which may arise after the date of execution of this Agreement. You acknowledge that (i) this entire agreement is written in a manner calculated to be understood by you, (ii) that by reviewing this Agreement or drafts thereof you have been advised in writing to consult with an attorney before executing this agreement, and (iii) you were given a period of 21 days within which to consider the Agreement, and (iv) to the extent you execute this agreement before the expiration of the 21 day period, you do so knowingly and voluntarily. You shall have the right to cancel and revoke this agreement during a period of 7 days following your execution of the agreement and this agreement shall not become effective, and no money shall be paid hereunder until the expiration of such 7-day period. The 7-day period of revocation shall commence upon the date of your execution of this Agreement. In order to revoke this agreement, you shall deliver to WPH, prior to the expiration of said 7-day period, a written notice of cancellation. This Agreement shall become effective on the eighth day after your execution, provided there has been no revocation pursuant to this paragraph.

           In addition to the release set forth in paragraph 10 hereof, Smith hereby voluntarily and knowingly waives all rights or claims arising under the Federal Age Discrimination in Employment Act.

      11. Obligations Which Survive Smith's Death. The following obligations of either Party, and no others, shall survive Smith's death: Paragraph 2.a., paragraph 3, paragraph 4, paragraphs 7, 8, 9, 10, 11, 12, 13, 15, 16, 20,
23, 24, 25, 26, 27, 29, 30, 32, 34, 36 and 38.  Any payments pursuant to these obligations shall be made to Smith's wife, LaVonne Smith, or to his estate in the event she shall no longer be living.

      12. Smith Sole Owner. It is understood and agreed by the parties that Smith may acquire or otherwise initiate his own company while he is still employed by the Company. Any and all activity of Smith to this purpose shall be exclusively for Smith's benefit and the Company shall have no right, title and interest in and to any such company acquired or initiated by Smith or any of its assets, claims or other property, real or personal. Smith shall be the sole owner of any such company or companies so acquired or initiated by him. The provisions of this paragraph, however, shall not be interpreted to relieve Smith of his obligations pursuant to paragraph 14 of the Agreement or of any other obligations arising hereunder or under any separate written agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

EXECUTION AND ACKNOWLEDGMENT BY E. BRIAN SMITH

      I received this Separation Agreement on October ___, 1993. I understand that I have twenty-one (21) days thereafter within which to consider this Agreement with my legal counsel. I freely choose to sign this separation on October ____, 1993. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of this Separation Agreement and that the Separation Agreement shall not be effective under the expiration of that seven (7) day period. Executed at ______________________________,
California, this _____ day of October, 1993.


                                       E. BRIAN SMITH



EXECUTION AND ACKNOWLEDGMENT BY INTERNATIONAL TECHNOLOGY
CORPORATION
=========================================================
Dated:  October ___, 1993

At:  Torrance, California

INTERNATIONAL TECHNOLOGY CORPORATION



By:
      Murray Hutchison
      Its:  Chairman of the Board

APPROVED AS TO FORM AND SUBSTANCE:



Date:  October ___, 1993      ____________________________
                                  Robert Ridley, Attorney for
                                  E. Brian Smith



Date:  October ___, 1993         ____________________________
                                  James N. Adler, Attorney
                                  for International Technology
                                  Corporation
ADDITIONAL CONSIDERATION
                       ========================



      In order to induce International Technology Corporation (the "Company") to enter into the foregoing Separation Agreement, I agree to forever release and discharge the Company and the past and present parent, subsidiary, and related corporations of the Company as well as the successors, shareholders, officers and directors of corporate shareholders, officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present, from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of my husband by the Company, the separation of that employment, and any dealings between the parties concerning my husband's employment or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations to be performed hereunder. This release is intended to apply to any and all claims (other than personal injury claims based on tort theories) based on common law contract theories or state or federal statutory or constitutional law theories.

      Executed this ____ day of October ___, 1993.




                                  LaVonne Smith